UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2010
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28298	94-3154463
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On July 26, 2010, Onyx Pharmaceuticals, Inc., or Onyx, announced positive top-line results from the Phase 2b 003-A1 study of single-agent carfilzomib, a selective, next generation proteasome inhibitor, in patients with relapsed and refractory multiple myeloma. In an independent review of the data, carfilzomib achieved an overall response rate (partial response or greater) of 24 percent and a median duration of response of 7.4 months in patients who entered the study after receiving a median of five prior lines of therapy (corresponding to a median of 13 anti-myeloma agents) and whose disease was refractory to their last therapeutic regimen. The clinical benefit rate (minimal response or greater) in the study population was 36 percent. Carfilzomib was well-tolerated and there were no new or unexpected toxicities observed. Full results of the trial will be presented at an upcoming scientific meeting.
“A copy of the press release, titled “Onyx Pharmaceuticals Announces Positive Top-Line Cafilzomib Data from Phase 2b Study” is attached as Exhibit 99.1 hereto and is incorporated herein by reference.”
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Number	Description

99.1	Press release, dated July 26, 2010, titled “Onyx Pharmaceuticals Announces Positive Top-Line Carfilzomib Data from Phase 2b Study”

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2010	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press release, dated July 26, 2010, titled “Onyx Pharmaceuticals Announces Positive Top-Line Carfilzomib Data from Phase 2b Study”